EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Sprott Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Sprott Funds Trust for the period ended October 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Sprott Fund Trust for the stated period.

/s/ John Ciampaglia	/s/ Varinder Bhathal
John Ciampaglia President, Sprott Funds Trust	Varinder Bhathal Treasurer, Sprott Funds Trust

Dated: January 11, 2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Sprott Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.